Exhibit 10.31

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

FIRST AMENDMENT TO

the

INTERMEDIARY DISTRIBUTION Agreement

THIS FIRST AMENDMENT TO THE INTERMEDIARY DISTRIBUTION AGREEMENT (this “First Amendment”) is made and entered into effective as of June 29, 2020 (the “First Amendment Date”), by and between Chongqing Pioneer Pharma Holdings Limited, with its principal place of business at No. 15, Lane 88 Wuwei Road, Putuo, Shanghai, China (“Pioneer”), and NovaBay Pharmaceuticals, Inc., a Delaware corporation with its principal place of business at 2000 Powell Street, Suite 1150 Emeryville, CA 94608 (“NovaBay”), who state as follows:

WITNESSETH

WHEREAS, Pioneer and NovaBay previously entered into that certain Intermediary Distribution Agreement, dated April 16, 2020 (the “Agreement”), pertaining to Pioneer serving as an intermediary purchasing SARS-CoV-2 IgG and IgM Antibody Combined Test Kits (the “Test Kits”) from and through Shenzhen Microprofit Biotech Co., Ltd. and selling such Test Kits exclusively to NovaBay for distribution in the United States, as more particularly described in the Agreement; and

WHEREAS, Pioneer and NovaBay desire to enter into this First Amendment for the purpose of extending the time period that NovaBay has to receive regulatory approval of the Test Kits and reducing the price of the Test Kits, both as set forth in the Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained in the Agreement and this First Amendment, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     Recitals. The above stated recitals are true and correct and are incorporated herein by reference.

2.     Definitions. All capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them as in the Agreement.

3.     Amendment to the Agreement.

(a)     Section 3.1 of the Agreement is hereby amended in its entirety and replaced with the following:

  3.1     Annual Minimums. During the term, the parties will negotiate in good faith to mutually agree on Annual Minimums, which shall be dependent on the timing and type of Regulatory Approvals of the Product.

(b)     Section 4.1 of the Agreement is hereby amended in its entirety and replaced with the following:

  4.1     Product Payments. NovaBay shall pay Pioneer [***] for one unit of the Product (e.g., one test kit) (the “Price”). Prior to each shipment of Products, Pioneer will submit an invoice to NovaBay and NovaBay shall pay by wire transfer of 100% of the invoiced amount before the delivery of the Product. The difference in the Price paid by NovaBay hereunder and the selling price charged by NovaBay to Customers shall be NovaBay’s sole remuneration hereunder.

(c)     Section 4.2 of the Agreement is hereby deleted in its entirety.

(d)     Section 6.1 of the Agreement is hereby amended in its entirety and replaced with the following:

  6.1     Regulatory Approvals. NovaBay will apply for all necessary Regulatory Approvals for the Product in the Territory, as the Product’s U.S. agent, and NovaBay will keep all approvals renewed and valid during the Term, as defined in Section 13.1. If NovaBay fails to achieve Emergency Use Approval from the FDA before September 30, 2020, Pioneer shall have the right to convert this Agreement to a non-exclusive arrangement, in each case without prejudice to any rights or remedies available to Pioneer under Applicable Law.

4.     Conflict of Provisions. In the event of a conflict between any provisions contained in the Agreement and this First Amendment, the terms contained in this First Amendment shall control and govern the parties and their respective rights and duties. Except as specifically amended by this First Amendment, the Agreement shall remain unchanged and in full force and effect, and all other provisions of the Agreement are hereby restated and reaffirmed in their entirety.

5.     Counterparts. This First Amendment may be executed in a number of identical counterparts. If so executed, each such counterpart is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one (1) agreement. Facsimile or electronic copies of this First Amendment shall be valid for all purposes.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed and delivered by their duly authorized representatives as of the First Amendment Date written above.

PIONEER:

Chongqing Pioneer Pharma Holdings Limited

By:	/s/ Paul Li
Name:	Paul Li
Title:	Chairman

NOVABAY:

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin M. Hall
Name:	Justin M. Hall
Title:	Chief Executive Officer and General Counsel

Signature Page to First Amendment to the Intermediary Distribution Agreement